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[AUTONOMOUS TECHNOLOGIES CORPORATION
 LOGO APPEARS HERE]



COMPANY CONTACT:                                    INVESTOR RELATIONS CONTACTS:
Randy Frey                                             Bruce Voss/bruce@lhai.com
CEO                                                   OLGA FLEMING/OLGA@LHAI.COM
AUTONOMOUS TECHNOLOGIES                     LIPPERT/HEILSHORN & ASSOCIATES, INC.
(407) 384-1600                                                    (212) 838-3777
RANDYFREY@AUTONOMOUS.COM                                          BRUCE@LHAI.COM




                       AUTONOMOUS TECHNOLOGIES APPOINTS

                   WHITNEY A. MCFARLIN TO BOARD OF DIRECTORS


           - FDA COMPLETES CLINICAL SITE AUDITS WITH NO CITATIONS -

-COMPANY RECEIVES APPROVAL TO SHIP LADARVISION(R) SYSTEMS TO ITALY AND THE U.K.-


ORLANDO, Fla., DECEMBER 22, 1997, Autonomous Technologies Corporation (NASDAQ
NM: ATCI) today announced the election of Mr. Whitney A. McFarlin to the Company's Board of Directors, replacing Mr. G. Richard Downes, Jr. Mr. McFarlin, 57, is the Chief Executive Officer, President and Chairman of Minnesota-based Angeion Corporation (Nasdaq: ANGN). The Company's number of Board members remains at seven.

Mr. McFarlin has over 20 years experience in medical device businesses, including executive positions at Medtronic, Everest & Jennings, Clarus Medical and Angeion. Angeion is a developer and manufacturer of implantable cardioverter defibrillators and catheter ablation systems for the fast-growing $1 billion tachyarrythmia market. At Angeion, Mr. McFarlin has been responsible for managing substantial and complex intellectual property negotiations, moving a Class III medical device forward through the clinical process toward U.S. Premarket Approval, and raising significant amounts of equity capital through secondary stock offerings and strategic partner alliances.

"Whit's experience in the medical device industry and leading technology development efforts will be invaluable to Autonomous' success as we approach the U.S. market with the LADARVision(R) System. He supports our belief that Autonomous offers ophthalmologists the best technology platform to serve patients seeking laser vision correction," stated Randy W. Frey, President and CEO of Autonomous Technologies.

Mr. McFarlin, a registered professional engineer and author of several patents, also serves on the Board of Directors of Zero Corporation (NYSE:ZRO), Medical Alley, a Minnesota-based trade association for companies and organizations in health care, and Clarus Medical Systems, Inc., a private company that he co-founded in 1987. He holds an MS degree in Nuclear Engineering from Texas A&M University, a BS in Physics and Mathematics from Henderson College, and attended the Executive Development Program at UCLA.

"This is a very exciting time for Autonomous," continued Frey. "Currently, we are preparing for an FDA panel meeting on our LADARVision System during the first quarter of 1998, and believe that the expertise of our Board will be instrumental in guiding this product through to commercialization. We are also pleased to report that the FDA has completed their audit of the clinical investigation sites and issued no citations, or Form 483's."
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AUTONOMOUS TECHNOLOGIES APPOINTS WHITNEY A. MCFARLIN TO BOARD OF DIRECTORS

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Frey added that Autonomous has received foreign regulatory approval to ship the
LADARVision System to Italy and the U.K. The company has already shipped one unit to Italy, and is planning to ship another to the U.K in the near future.

Autonomous Technologies is engaged in the design and development of next-generation excimer laser instruments for laser refractive surgery. The company's LADARVision System combines high speed, laser radar eye tracking with precisely controlled narrow beam shaping technology.

The statements in this press release which express belief, anticipation or expectations, such as the anticipated FDA panel meeting, product shipping plans, as well as other statements which are not historical fact, are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties that could cause actual results or performance of the Company to differ materially from the results or performance described herein. Please see the Forms 10-K, 10-Q's and other filings with the Securities and Exchange Commission for a statement of certain risks and uncertainties.

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